CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated November 10, 2010, on the financial statements of Dblaine Investment Trust, comprising the Dblaine Fund as of August 31, 2010, and for the period indicated therein and to the references to our firm in the prospectuses and the Statement of Additional Information in this Post-Effective Amendment to Dblaine Investment Trust’s Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
December 30, 2010